Exhibit 99.1

Disc Medicine Reports First Quarter 2026 Financial Results and Provides Business Update

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Completed enrollment of the Phase 3 APOLLO study of bitopertin in erythropoietic protoporphyria (EPP); topline data expected in Q4 2026
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Updated data from Phase 2 study of DISC-0974 in patients with anemia of myelofibrosis (MF) to be shared at the American Society of Clinical Oncology (ASCO) Annual Meeting as an oral presentation
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Progressing ongoing Phase 2 study of DISC-3405 in polycythemia vera (PV) and Phase 1b study of DISC-3405 in sickle cell disease (SCD), with data from both studies expected in Q4 2026
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Strong financial position ending Q1 with approximately $730 million in cash, cash equivalents, and marketable securities, providing runway into 2029

WATERTOWN, Mass., May 5, 2026 – Disc Medicine, Inc. (NASDAQ:IRON), a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of novel treatments for patients suffering from serious hematologic diseases, today reported financial results for the first quarter ended March 31, 2026, and provided a review of recent program and corporate developments.

“We continue to make strong progress across the portfolio, completing enrollment in our Phase 3 trial of bitopertin in EPP and remaining on track to report top-line data in the fourth quarter of 2026. We were also pleased to have our Phase 2 data for DISC-0974 in MF anemia selected for oral presentation at ASCO, while continuing to advance multiple additional clinical trials across our pipeline,” said John Quisel, J.D., Ph.D., Chief Executive Officer and President of Disc. “Together, these milestones reflect the strength of our execution and position us to deliver multiple important catalysts in the second half of this year.”

Recent Highlights and Anticipated Milestones:

Bitopertin: GlyT1 Inhibitor (Heme Synthesis Modulator)

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Completed enrollment of Phase 3 APOLLO clinical trial of bitopertin in adults and adolescents with EPP, with topline data expected Q4 2026; study size was expanded to 183 patients due to patient and physician demand
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Following completion of APOLLO, expect to submit a response to the CRL and receive an FDA decision by mid-2027
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Type A meeting with the US FDA to review approach for resubmission scheduled for Q2 2026

DISC-0974: Anti-Hemojuvelin Antibody (Hepcidin Suppression)

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Updated data from Phase 2 RALLY-MF trial of DISC-0974 in patients with anemia of myelofibrosis (MF) to be shared in an oral presentation at ASCO in June covering N=61 patients with data through April 27, 2026
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Topline data from the RALLY-MF study to be shared in Q4 2026, with an end of Phase 2 meeting with the FDA expected to occur by end of year
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Progressing Phase 2 study in patients with inflammatory bowel disease (IBD) with initial data expected in 2027

DISC-3405: Anti-TMPRSS6 Antibody (Hepcidin Induction)

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Progressing ongoing Phase 2 study in patients with polycythemia vera and Phase 1b study in patients with sickle cell disease with initial data expected in Q4 2026

First Quarter 2026 Financial Results:

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Cash Position: Cash, cash equivalents, and marketable securities were $730.2 million as of March 31, 2026, which are expected to fund operational plans into 2029.

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Research and Development Expenses: R&D expenses were $45.9 million for the three months ended March 31, 2026, as compared to $27.8 million for the three months ended March 31, 2025. The increase in R&D expenses was primarily driven by the progression of Disc's portfolio, including bitopertin's clinical studies and drug manufacturing, the advancement of the DISC-0974 and DISC-3405 programs, and increased headcount.
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Selling, General and Administrative Expenses: SG&A expenses were $23.6 million for the three months ended March 31, 2026, as compared to $12.2 million for the three months ended March 31, 2025. The increase in SG&A expenses was primarily due to increased headcount and establishing infrastructure to support potential commercialization.
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Net Loss: Net loss was $63.5 million for the three months ended March 31, 2026, as compared to $34.1 million for the three months ended March 31, 2025. The increase was primarily due to higher operating costs in the current period to support the continued advancement of our pipeline.

About Disc Medicine

Disc Medicine (NASDAQ:IRON) is a clinical-stage biopharmaceutical company committed to discovering, developing, and commercializing novel treatments for patients who suffer from serious hematologic diseases. We are building a portfolio of innovative, potentially first-in-class therapeutic candidates that aim to address a wide spectrum of hematologic diseases by targeting fundamental biological pathways of red blood cell biology, specifically heme biosynthesis and iron homeostasis. For more information, please visit www.discmedicine.com.

Available Information

Disc announces material information to the public about the Company, its products and services, and other matters through a variety of means, including filings with the U.S. Securities and Exchange Commission (SEC), press releases, public conference calls, webcasts and the investor relations section of the Company website at ir.discmedicine.com in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Disc Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding: Disc’s expectations with respect to the next stages of its development programs for bitopertin, DISC-0974 and DISC-3405, including projected timelines for the initiation and completion of its clinical trials, anticipated timing of release of data, and other clinical activities; the registrational pathway for bitopertin, including the potential for traditional approval, the potential for the APOLLO clinical trial to serve as the basis for any such approval, and the timing of any such approval, if granted; anticipated discussions with regulatory agencies; and the strength of its financial position and its anticipated cash runway. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” or the negative of these terms and other similar words or expressions that are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Disc’s current beliefs, expectations and assumptions regarding the future of Disc’s business, future plans and strategies, clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Disc may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and investors should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements as a result of a number of material risks and uncertainties including but not limited to: the adequacy of Disc’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; the nature, strategy and focus of Disc; the difficulty in predicting the time and cost of development of Disc’s product candidates; Disc’s plans to research, develop and commercialize its current and future product candidates; the timing of initiation of Disc’s planned preclinical studies and clinical trials; the timing of the availability of data from Disc’s clinical trials; Disc’s ability to identify additional product candidates with significant commercial potential and to expand its pipeline in hematological diseases; the timing and anticipated results of Disc’s preclinical studies and clinical trials and the risk that the results of Disc’s preclinical studies and clinical trials may not be predictive of future results in connection with future studies or clinical trials and may not support further development and marketing approval; the content and timing of decisions made by the FDA and other regulatory authorities; and the other risks and uncertainties described in Disc’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of Disc’s Annual Report on Form 10-K for the year ended December 31, 2025, and in subsequent Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date on which it was made. None of Disc, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law.

DISC MEDICINE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31,
	2026	2025
Operating expenses:
Research and development	$45,904	$27,763
Selling, general and administrative	23,620	12,183
Total operating expenses	69,524	39,946
Loss from operations	(69,524)	(39,946)
Other income (expense), net	6,071	5,980
Income tax expense	(51)	(119)
Net loss	$(63,504)	$(34,085)
Net loss per share, basic and diluted	$(1.65)	$(1.02)
Weighted-average common shares outstanding, basic and diluted	38,491,433	33,324,745

DISC MEDICINE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Cash, cash equivalents, and marketable securities	$730,158	$791,152
Other current assets	17,297	12,746
Total current assets	747,455	803,898
Non-current assets	2,758	2,981
Total assets	$750,213	$806,879
Liabilities and Stockholders’ Equity
Current liabilities	$31,142	$36,641
Non-current liabilities	30,642	30,412
Total liabilities	61,784	67,053
Total stockholders’ equity	688,429	739,826
Total liabilities and stockholders’ equity	$750,213	$806,879

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Deerfield Group

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Precision AQ
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